Exhibit 32
Certification
Pursuant to Rule 13a-14 (b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350 (a) and (b))
I, James J. Unger, President and Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:
1.	the quarterly report on Form 10Q of the Company for the three months ended June 30, 2006 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006	/s/ James J. Unger
James J. Unger — President and CEO

I, William P. Benac, Sr. V.P., Chief Financial Officer and Treasurer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:
1.	the quarterly report on Form 10-Q of the Company for the three months ended June 30, 2006 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2006	/s/ William P. Benac
William P. Benac, Sr. V.P. — CFO and Treasurer

A signed original of these written statements required by Section 906 has been provided to American Railcar Industries, Inc. and will be retained by American Railcar Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.